                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant,
Milestone Scientific Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this
19th day of August 2005.

                                            MILESTONE SCIENTIFIC INC.

                                            By: /s/ Leonard Osser
                                                --------------------------------
                                                Leonard Osser,
                                                Chairman and Chief Executive
                                                Officer

KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below, constitute and appoint Leonard Osser and Stephen A. Zelnick, and each of them, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places, steads, in any and all capacities, to sign this Registration Statement to be filed with the
Securities and Exchange Commission and any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of
1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of August 2005.

        Signature                                    Title
        ---------                                    -----

/s/ Leonard Osser                  Chairman of the Board of Directors and
------------------------           Chief Executive Officer (Principal Executive
Leonard Osser                      Officer)

/s/ Rosaline Shau                  Chief Financial Officer
------------------------           (Principal Financial and Accounting Officer)
Rosaline Shau

/s/ Leonard Schiller               Director
------------------------
Leonard Schiller

/s/ Paul Gregory                   Director
------------------------
Paul Gregory

/s/ Leslie Bernhard                Director
------------------------
Leslie Bernhard

/s/ Jeffrey Fuller                 Director
------------------------
Jeffrey Fuller